Exhibit 99.1

FOR IMMEDIATE RELEASE

PHX Minerals Reports Results for the Quarter Ended Sept. 30, 2023; Increases Fixed Quarterly Dividend 33% and Expands Borrowing Base

FORT WORTH, Texas, Nov. 8, 2023 – PHX MINERALS INC., “PHX” or the “Company” (NYSE: PHX), today reported financial and operating results for the quarter ended Sept. 30, 2023.

Summary of Results for the Quarter Ended Sept. 30, 2023

•
Net income was $1.9 million, or $0.05 per diluted share, compared to net loss of ($0.04) million, or $0.00 per diluted share, for the quarter ended June 30, 2023, and net income of $9.2 million, or $0.25 per diluted share, for the quarter ended Sept. 30, 2022.
•
Adjusted pretax net income(1) was $3.2 million, or $0.09 per diluted share, compared to $0.6 million, or $0.02 per diluted share, for the quarter ended June 30, 2023, and $5.3 million, or $0.15 per diluted share, for the quarter ended Sept. 30, 2022.
•
Adjusted EBITDA(1) was $6.3 million, compared to $4.1 million for the quarter ended June 30, 2023, and $8.4 million for the quarter ended Sept. 30, 2022.
•
Royalty production volumes increased 3% to 2,073 Mmcfe compared to the quarter ended June 30, 2023, and increased 13% compared to the quarter ended Sept. 30, 2022.
•
Total production volumes increased 2% to 2,348 Mmcfe compared to the quarter ended June 30, 2023, and decreased 9% compared to the quarter ended Sept. 30, 2022.
•
Converted 71 gross (0.155 net) wells to producing status, compared to 81 gross (0.30 net) during the quarter ended June 30, 2023 and 49 gross (0.22 net) during the quarter ended Sept. 30, 2022.
•
Inventory of 185 gross (0.81 net) wells in progress and 93 gross (0.28 net) permits as of Sept. 30, 2023, compared to 186 gross (0.51 net) wells in progress and 86 gross (0.40 net) permits as of June 30, 2023.
•
Total debt was $30.8 million and the debt to adjusted EBITDA (TTM) (1) ratio was 1.31x at Sept. 30, 2023.

Subsequent Events

•
PHX announced a 33% increase in its fixed quarterly dividend to $0.03 per share, payable on Dec. 7, 2023, to stockholders of record on Nov. 23, 2023.
•
PHX entered into the fifth amendment to its credit agreement on Nov. 6, 2023 pursuant to which, among other changes, the borrowing base under PHX’s credit facility is increased from $45.0 million to $50.0 million in connection with its regularly scheduled semi-annual redetermination.
(1)
This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

Chad L. Stephens, President and CEO, commented, “We are pleased with this quarter’s financial results as they highlight the company’s progress. There continues to be robust drilling activity on our minerals reflecting the high-quality nature of our assets. Royalty volume growth remains on trend to increase approximately 20% year over year. Royalty volumes now represent over 90% of cash flow as the nonop working interest portion of our business has steadily become less material to our financial performance. We continue to see active deal flow, having completed roughly $13 million of mineral acquisitions during the quarter and in excess of $40 million over the trailing 12-month period.”

“The Board of Directors approved an increase in our quarterly dividend from $0.0225 to $0.03, a 33% increase, which reflects their belief in the continued sustainability of our business model. Additionally, our bank group increased our borrowing base from $45.0 million to $50.0 million, which also reflects on the high quality of our asset base and our ability to execute on our strategy.”

PHX Minerals Inc.

Reports Quarter ended Sept. 30, 2023 Results …cont.

Financial Highlights

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	Sept. 30, 2023	Sept. 30, 2022	Sept. 30, 2023	Sept. 30, 2022
Royalty Interest Sales	$7,873,297	$15,411,544	$24,214,701	$36,763,953
Working Interest Sales	$1,025,794	$6,416,490	$3,772,801	$19,409,514
Natural Gas, Oil and NGL Sales	$8,899,091	$21,828,034	$27,987,502	$56,173,467

Gains (Losses) on Derivative Contracts	$(337,647)	$(4,298,614)	$3,648,179	$(19,669,246)
Lease Bonuses and Rental Income	$620,101	$17,350	$1,045,242	$388,587
Total Revenue	$9,181,545	$17,546,770	$32,680,923	$36,892,808

Lease Operating Expense
per Working Interest Mcfe	$1.50	$1.28	$1.33	$1.12
Transportation, Gathering and Marketing
per Mcfe	$0.30	$0.68	$0.38	$0.63
Production Tax per Mcfe	$0.17	$0.36	$0.20	$0.34
G&A Expense per Mcfe	$1.18	$1.46	$1.25	$1.26
Cash G&A Expense per Mcfe (1)	$0.95	$1.06	$0.99	$0.98
Interest Expense per Mcfe	$0.24	$0.18	$0.23	$0.13
DD&A per Mcfe	$0.86	$0.60	$0.86	$0.76
Total Expense per Mcfe	$2.93	$3.65	$3.10	$3.49

Net Income (Loss)	$1,895,403	$9,158,468	$11,407,356	$13,727,023
Adjusted EBITDA (2)	$6,321,029	$8,395,965	$18,147,976	$21,409,483

Cash Flow from Operations (3)	$6,960,419	$13,192,676	$20,809,684	$28,893,660
CapEx (4)	$45,977	$201,114	$321,396	$359,961
CapEx - Mineral Acquisitions	$13,469,756	$13,652,829	$25,383,759	$31,881,409

Borrowing Base			$45,000,000	$50,000,000
Debt			$30,750,000	$28,300,000
Debt to Adjusted EBITDA (TTM) (2)			1.31	1.10

(1)
Cash G&A expense is G&A excluding restricted stock and deferred director’s expense from the adjusted EBITDA table in the non-GAAP Reconciliation section.
(2)
This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.
(3)
GAAP cash flow from operations.
(4)
Includes legacy working interest expenditures and fixtures and equipment.

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PHX Minerals Inc.

Reports Quarter ended Sept. 30, 2023 Results …cont.

Operating Highlights

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	Sept. 30, 2023	Sept. 30, 2022	Sept. 30, 2023	Sept. 30, 2022
Gas Mcf Sold	1,868,012	2,047,614	5,681,508	5,853,443
Average Sales Price per Mcf before the
effects of settled derivative contracts	$2.40	$7.61	$2.63	$6.33
Average Sales Price per Mcf after the
effects of settled derivative contracts	$2.72	$5.08	$3.03	$4.25
% of sales subject to hedges	46%	58%	46%	60%
Oil Barrels Sold	48,032	49,902	143,148	150,461
Average Sales Price per Bbl before the
effects of settled derivative contracts	$78.48	$94.07	$76.23	$96.73
Average Sales Price per Bbl after the
effects of settled derivative contracts	$78.44	$57.80	$73.88	$60.62
% of sales subject to hedges	35%	62%	44%	69%
NGL Barrels Sold	32,029	40,761	99,063	120,864
Average Sales Price per Bbl(1)	$20.35	$37.89	$21.48	$37.57

Mcfe Sold	2,348,378	2,591,588	7,134,770	7,481,390
Natural gas, oil and NGL sales before the
effects of settled derivative contracts	$8,899,091	$21,828,034	$27,987,502	$56,173,467
Natural gas, oil and NGL sales after the
effects of settled derivative contracts	$9,502,036	$14,832,521	$29,896,064	$38,519,536

(1) There were no NGL settled derivative contracts during the 2023 and 2022 quarters.

Total Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
9/30/2023	1,868,012	48,032	32,029	2,348,378
6/30/2023	1,854,485	41,009	33,929	2,304,113
3/31/2023	1,959,010	54,107	33,104	2,482,276
12/31/2022	1,669,320	52,406	38,611	2,215,419

Total production volumes attributable to natural gas were 80% for the quarter ended Sept. 30, 2023.

Royalty Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
9/30/2023	1,689,396	43,575	20,416	2,073,342
6/30/2023	1,673,346	35,599	20,516	2,010,036
3/31/2023	1,700,974	45,395	20,063	2,093,722
12/31/2022	1,303,825	33,691	20,353	1,628,089

Royalty production volumes attributable to natural gas were 81% for the quarter ended Sept. 30, 2023.

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PHX Minerals Inc.

Reports Quarter ended Sept. 30, 2023 Results …cont.

Working Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
9/30/2023	178,616	4,457	11,613	275,036
6/30/2023	181,139	5,410	13,413	294,077
3/31/2023	258,036	8,712	13,041	388,554
12/31/2022	365,495	18,715	18,258	587,330

Quarter Ended Sept. 30, 2023 Results

The Company recorded net income of $1.9 million, or $0.05 per diluted share, for the quarter ended Sept. 30, 2023, as compared to net income of $9.2 million, or $0.25 per diluted share, for the quarter ended Sept. 30, 2022. The change in net income was principally the result of a decrease in natural gas, oil and NGL sales and a decrease in gains on asset sales, partially offset by a decrease in losses associated with our derivative contracts and a decrease in income tax provision.

Natural gas, oil and NGL revenue decreased $12.9 million, or 59%, for the quarter ended Sept. 30, 2023, compared to the quarter ended Sept. 30, 2022, due to decreases in natural gas, oil and NGL prices of 68%, 17% and 46%, respectively, and decreases in natural gas, oil and NGL volumes of 9%, 4% and 21%, respectively.

The increase in royalty production volumes during the quarter ended Sept. 30, 2023, as compared to the quarter ended Sept. 30, 2022, resulted from new wells in the Haynesville Shale and SCOOP coming online. The production decrease in working interest volumes during the quarter ended Sept. 30, 2023, as compared to the quarter ended Sept. 30, 2022, resulted from the divestiture of working interest properties.

The Company had a net loss on derivative contracts of ($0.3) million for the quarter ended Sept. 30, 2023, comprised of a $0.6 million gain on settled derivatives and a ($0.9) million non-cash loss on derivatives, as compared to a net loss of ($4.3) million for the quarter ended Sept. 30, 2022. The change in net loss on derivative contracts was due to the Company’s settlements of natural gas and oil collars and fixed price swaps and the change in valuation caused by the difference in Sept. 30, 2023 pricing relative to the strike price on open derivative contracts.

Nine Months Ended Sept. 30, 2023 Results

The Company recorded net income of $11.4 million, or $0.31 per diluted share, for the nine months ended Sept. 30, 2023, as compared to net income of $13.7 million, or $0.39 per diluted share, for the nine months ended Sept. 30, 2022. The change in net income was principally the result of a decrease in natural gas, oil and NGL sales and a decrease in gains on asset sales, partially offset by an increase in gains associated with our derivative contracts and decreases in lease operating expenses and transportation, gathering and marketing expenses.

Natural gas, oil and NGL revenue decreased $28.2 million, or 50%, for the nine months ended Sept. 30, 2023, compared to the nine months ended Sept. 30, 2022, due to decreases in natural gas, oil and NGL prices of 58%, 21% and 43%, respectively, and decreases in natural gas, oil and NGL volumes of 3%, 5% and 18%, respectively.

The increase in royalty production volumes during the nine months ended Sept. 30, 2023, as compared to the nine months ended Sept. 30, 2022, resulted from new wells in the Haynesville Shale and SCOOP coming online. The production decrease in working interest volumes during the nine months ended Sept. 30, 2023, as compared to the nine months ended Sept. 30, 2022, resulted from the divestiture of working interest properties.

The Company had a net gain on derivative contracts of $3.6 million for the nine months ended Sept. 30, 2023, comprised of a $2.3 million gain on settled derivatives and a $1.4 million non-cash gain on derivatives, as compared to a net loss of ($19.7) million for the nine months ended Sept. 30, 2022. The gain on settled derivative contracts for the nine months ended Sept. 30, 2023 excludes $0.4 million of cash paid to settle off-market derivative contracts. The total cash received to settle hedge contracts during the nine months ended Sept. 30, 2023 was $1.9 million. The change in net gain on derivative contracts was due to the Company’s settlements of natural gas and oil collars and fixed price swaps and the change in valuation caused by the difference in September 30, 2023 pricing relative to the strike price on open derivative contracts.

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PHX Minerals Inc.

Reports Quarter ended Sept. 30, 2023 Results …cont.

Operations Update

During the quarter ended Sept. 30, 2023, the Company converted 71 gross (0.155 net) wells to producing status, including 22 gross (0.08 net) wells in the Haynesville and 32 gross (0.07 net) wells in the SCOOP, compared to 49 gross (0.22 net) wells in the quarter ended Sept. 30, 2022.

At Sept. 30, 2023, the Company had a total of 185 gross (0.81 net) wells in progress across its mineral positions and 93 gross (0.28 net) active permitted wells, compared to 186 gross (0.51 net) wells in progress and 86 gross (0.40 net) active permitted wells at June 30, 2023. As of October 9, 2023, 14 rigs were operating on the Company’s acreage and 56 rigs operating within 2.5 miles of its acreage.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Haynesville	Other	Total
As of Sept. 30, 2023:
Gross Wells in Progress on PHX Acreage (1)	52	13	8	4	97	11	185
Net Wells in Progress on PHX Acreage (1)	0.159	0.034	0.043	0.003	0.538	0.031	0.808
Gross Active Permits on PHX Acreage	43	7	5	5	28	5	93
Net Active Permits on PHX Acreage	0.128	0.031	0.006	0.002	0.095	0.021	0.283

As of Oct. 9, 2023:
Rigs Present on PHX Acreage	6	-	1	-	5	2	14
Rigs Within 2.5 Miles of PHX Acreage	11	13	5	-	19	8	56

(1) Wells in progress includes drilling wells and drilled but uncompleted wells, or DUCs.

Leasing Activity

During the quarter ended Sept. 30, 2023, the Company leased 357 net mineral acres to third-party exploration and production companies for an average bonus payment of $2,075 per net mineral acre and an average royalty of 24%.

Acquisition and Divestiture Update

During the quarter ended Sept. 30, 2023, the Company purchased 974 net royalty acres for approximately $13.4 million and had no significant divestitures.

	Acquisitions
	SCOOP	Haynesville	Other	Total
During Three Months Ended Sept. 30, 2023:
Net Mineral Acres Purchased	102	459	-	561
Net Royalty Acres Purchased	159	815	-	974

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PHX Minerals Inc.

Reports Quarter ended Sept. 30, 2023 Results …cont.

Outlook

PHX is providing an updated operational outlook for 2023 as follows:

	Calendar Year 2022 Actual	Calendar Year 2023 YTD Actual	Calendar Year 2023 Outlook
Mineral & Royalty Production (Mmcfe)	6,613	6,177	8,000 - 8,400
Working Interest Production (Mmcfe)	3,084	958	1,200 - 1,400(1)
Total Production (Mmcfe)	9,697	7,135	9,200 - 9,800
Percentage Natural Gas	78%	80%	79% - 81%

Transportation, Gathering & Marketing (per Mcfe)	$0.63	$0.38	$0.37 - $0.42
Production Tax (as % of pre-hedge sales volumes)	4.50%	5.10%	5.00% - 5.50%
LOE Expenses (on an absolute basis in 000’s)	$3,807	$1,274	$1,500 - $1,700
Cash G&A (per Mcfe)	$1.01	$0.99	$0.99 - $1.02

(1) Pro-forma divestitures of Eagle Ford and Arkoma working interest assets, excludes potential future sales of additional working interest assets.

Quarterly Conference Call

PHX will host a conference call to discuss the Company’s results for the quarter ended Sept. 30, 2023, at 11 a.m. EST tomorrow, Nov. 9, 2023. Management’s discussion will be followed by a question-and-answer session with investors.

To participate on the conference call, please dial 877-407-3088 (toll-free domestic) or 201-389-0927. A replay of the call will be available for 14 days after the call. The number to access the replay of the conference call is 877-660-6853 and the PIN for the replay is 13742254.

A live audio webcast of the conference call will be accessible from the “Investors” section of PHX’s website at https://phxmin.com/events. The webcast will be archived for at least 90 days.

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PHX Minerals Inc.

Reports Quarter ended Sept. 30, 2023 Results …cont.

FINANCIAL RESULTS

Statements of Operations

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2023	2022	2023	2022
Revenues:
Natural gas, oil and NGL sales	$8,899,091	$21,828,034	$27,987,502	$56,173,467
Lease bonuses and rental income	620,101	17,350	1,045,242	388,587
Gains (losses) on derivative contracts	(337,647)	(4,298,614)	3,648,179	(19,669,246)
	9,181,545	17,546,770	32,680,923	36,892,808
Costs and expenses:
Lease operating expenses	413,643	961,148	1,273,560	2,791,409
Transportation, gathering and marketing	693,915	1,758,132	2,729,044	4,676,786
Production taxes	387,624	929,330	1,430,950	2,551,920
Depreciation, depletion and amortization	2,022,709	1,550,410	6,123,031	5,694,358
Provision for impairment	36,460	2,703	38,533	8,980
Interest expense	556,941	471,716	1,638,708	988,273
General and administrative	2,760,342	3,783,159	8,919,354	9,405,037
Losses (gains) on asset sales and other	(174,492)	(3,499,296)	(4,369,613)	(6,390,978)
Total costs and expenses	6,697,142	5,957,302	17,783,567	19,725,785
Income (loss) before provision (benefit) for income taxes	2,484,403	11,589,468	14,897,356	17,167,023

Provision (benefit) for income taxes	589,000	2,431,000	3,490,000	3,440,000

Net income (loss)	$1,895,403	$9,158,468	$11,407,356	$13,727,023

Basic earnings (loss) per common share	$0.05	$0.26	$0.32	$0.39

Diluted earnings (loss) per common share	$0.05	$0.25	$0.31	$0.39

Weighted average shares outstanding:
Basic	35,983,116	35,573,813	35,961,570	34,833,427
Diluted	36,656,272	35,916,878	36,670,494	35,204,241

Dividends per share of
common stock paid in period	$0.0225	$0.02	$0.0675	$0.055

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PHX Minerals Inc.

Reports Quarter ended Sept. 30, 2023 Results …cont.

Balance Sheets

	Sept. 30, 2023	Dec. 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,235,193	$2,115,652
Natural gas, oil, and NGL sales receivables (net of $0	5,414,075	9,783,996
allowance for uncollectable accounts)
Refundable income taxes	712,475	-
Derivative contracts, net	577,381	-
Held for sale assets	-	6,420,051
Other	438,524	1,543,956
Total current assets	8,377,648	19,863,655

Properties and equipment at cost, based on
successful efforts accounting:
Producing natural gas and oil properties	202,915,457	181,431,139
Non-producing natural gas and oil properties	61,096,631	57,781,644
Other	1,353,686	1,122,436
	265,365,774	240,335,219
Less accumulated depreciation, depletion and amortization	(112,095,510)	(107,085,212)
Net properties and equipment	153,270,264	133,250,007

Derivative contracts, net	-	141,345
Operating lease right-of-use assets	606,978	706,871
Other, net	540,402	695,399
Total assets	$162,795,292	$154,657,277

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$387,460	$504,466
Derivative contracts, net	-	1,534,034
Income taxes payable	-	576,427
Current portion of operating lease liability	230,347	217,656
Held for sale liabilities	-	889,155
Accrued liabilities and other	2,024,369	3,121,522
Total current liabilities	2,642,176	6,843,260

Long-term debt	30,750,000	33,300,000
Deferred income taxes, net	5,709,906	2,453,906
Asset retirement obligations	1,051,224	1,027,777
Derivative contracts, net	230,453	-
Operating lease liability, net of current portion	755,541	929,208
Total liabilities	41,139,300	44,554,151

Stockholders' equity:
Common Stock, $0.01666 par value; 54,000,500 shares authorized and
35,938,900 issued at Sept. 30, 2023; 54,000,500 shares authorized
and 35,938,206 issued at Dec. 31, 2022	598,742	598,731
Capital in excess of par value	44,249,366	43,344,916
Deferred directors' compensation	1,425,155	1,541,070
Retained earnings	78,618,090	68,925,774
	124,891,353	114,410,491
Less treasury stock, at cost; 225,723 shares at Sept. 30,
2023, and 300,272 shares at Dec. 31, 2022	(3,235,361)	(4,307,365)
Total stockholders' equity	121,655,992	110,103,126
Total liabilities and stockholders' equity	$162,795,292	$154,657,277

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PHX Minerals Inc.

Reports Quarter ended Sept. 30, 2023 Results …cont.

Condensed Statements of Cash Flows

	Nine Months Ended Sept. 30,
	2023	2022
Operating Activities
Net income (loss)	$11,407,356	$13,727,023
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	6,123,031	5,694,358
Impairment of producing properties	38,533	8,980
Provision for deferred income taxes	3,256,000	876,000
Gain from leasing fee mineral acreage	(1,045,242)	(387,419)
Proceeds from leasing fee mineral acreage	1,108,909	593,168
Net (gain) loss on sales of assets	(4,671,253)	(6,587,005)
Directors' deferred compensation expense	165,582	124,281
Total (gain) loss on derivative contracts	(3,648,179)	19,669,246
Cash receipts (payments) on settled derivative contracts	2,468,724	(2,796,250)
Restricted stock award expense	1,695,637	1,955,829
Other	105,604	50,215
Cash provided (used) by changes in assets and liabilities:
Natural gas, oil and NGL sales receivables	4,369,921	(5,132,207)
Other current assets	408,533	576,348
Accounts payable	(107,796)	85,344
Income taxes receivable	(712,475)	-
Other non-current assets	150,515	(391,217)
Income taxes payable	(576,427)	(4,081)
Accrued liabilities	272,711	831,047
Total adjustments	9,402,328	15,166,637
Net cash provided by operating activities	20,809,684	28,893,660

Investing Activities
Capital expenditures	(321,396)	(359,961)
Acquisition of minerals and overriding royalty interests	(25,383,759)	(31,881,409)
Net proceeds from sales of assets	9,556,666	8,631,352
Net cash provided (used) by investing activities	(16,148,489)	(23,610,018)

Financing Activities
Borrowings under credit facility	16,000,000	17,300,000
Payments of loan principal	(18,550,000)	(9,000,000)
Net proceeds from equity issuance	-	5,039,045
Cash receipts from (payments on) off-market derivative contracts	(560,162)	(14,857,682)
Purchases of treasury stock	(669)	(1,855)
Payments of dividends	(2,430,823)	(1,925,691)
Net cash provided (used) by financing activities	(5,541,654)	(3,446,183)

Increase (decrease) in cash and cash equivalents	(880,459)	1,837,459
Cash and cash equivalents at beginning of period	2,115,652	1,559,350
Cash and cash equivalents at end of period	$1,235,193	$3,396,809

Supplemental Disclosures of Cash Flow Information:

Interest paid (net of capitalized interest)	$1,652,872	$888,720
Income taxes paid (net of refunds received)	$1,522,904	$2,568,081

Supplemental Schedule of Noncash Investing and Financing Activities:

Dividends declared and unpaid	$94,587	$-

Gross additions to properties and equipment	$26,392,844	$31,607,517
Net increase (decrease) in accounts receivable for properties
and equipment additions	(687,689)	633,853
Capital expenditures and acquisitions	$25,705,155	$32,241,370

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PHX Minerals Inc.

Reports Quarter ended Sept. 30, 2023 Results …cont.

Derivative Contracts as of October 31, 2023

	Production volume
Contract period	covered per month	Index	Contract price
Natural gas costless collars
October - December 2023	20,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $4.70 ceiling
October - December 2023	25,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $7.00 ceiling
November 2023 - March 2024	30,000 Mmbtu	NYMEX Henry Hub	$3.25 floor / $5.25 ceiling
December 2023 - September 2024	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.60 ceiling
January 2024	135,000 Mmbtu	NYMEX Henry Hub	$4.50 floor / $7.90 ceiling
February 2024	125,000 Mmbtu	NYMEX Henry Hub	$4.50 floor / $7.90 ceiling
March 2024	130,000 Mmbtu	NYMEX Henry Hub	$4.50 floor / $7.90 ceiling
April 2024	90,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.70 ceiling
May 2024	95,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.70 ceiling
June 2024	90,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.70 ceiling
January - March 2024	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $6.00 ceiling
October 2024 - June 2025	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $5.00 ceiling
November 2024 - March 2025	90,000 Mmbtu	NYMEX Henry Hub	$3.25 floor / $5.25 ceiling
November - December 2024	35,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $5.15 ceiling
January - March 2025	30,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $5.15 ceiling
Natural gas fixed price swaps
October - December 2023	100,000 Mmbtu	NYMEX Henry Hub	$3.37
October - December 2023	20,000 Mmbtu	NYMEX Henry Hub	$3.57
December 2023 - February 2024	135,000 Mmbtu	NYMEX Henry Hub	$3.65
October 2023	20,000 Mmbtu	NYMEX Henry Hub	$3.58
October 2023	50,000 Mmbtu	NYMEX Henry Hub	$2.52
March 2024	127,500 Mmbtu	NYMEX Henry Hub	$3.65
April - June 2024	10,000 Mmbtu	NYMEX Henry Hub	$3.21
April - October 2024	50,000 Mmbtu	NYMEX Henry Hub	$3.17
April - July 2024	127,500 Mmbtu	NYMEX Henry Hub	$3.24
July - October 2024	75,000 Mmbtu	NYMEX Henry Hub	$3.47
July - October 2024	25,000 Mmbtu	NYMEX Henry Hub	$3.47
August - September 2024	120,000 Mmbtu	NYMEX Henry Hub	$3.24
October 2024	105,000 Mmbtu	NYMEX Henry Hub	$3.24
November - December 2024	70,000 Mmbtu	NYMEX Henry Hub	$4.16
January - March 2025	60,000 Mmbtu	NYMEX Henry Hub	$4.16
Oil costless collars
January 2024	1,850 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
February 2024	1,700 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
March 2024	1,750 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
April 2024	1,700 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
May 2024	1,750 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
June 2024	1,650 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
January - March 2024	1,650 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
April - June 2024	500 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
July - October 2024	1,650 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
Oil fixed price swaps
October - December 2023	1,500 Bbls	NYMEX WTI	$67.55
October - December 2023	750 Bbls	NYMEX WTI	$70.05
October - December 2023	1,500 Bbls	NYMEX WTI	$80.80
October - December 2023	1,000 Bbls	NYMEX WTI	$80.74
December 2023 - March 2024	750 Bbls	NYMEX WTI	$71.75
April - October 2024	1,000 Bbls	NYMEX WTI	$66.10
April - June 2024	1,300 Bbls	NYMEX WTI	$70.59
November 2024 - March 2025	1,600 Bbls	NYMEX WTI	$64.80
April - June 2025	1,000 Bbls	NYMEX WTI	$68.00

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PHX Minerals Inc.

Reports Quarter ended Sept. 30, 2023 Results …cont.

Non-GAAP Reconciliation

This press release includes certain “non-GAAP financial measures” as defined under the rules and regulations of the U.S. Securities and Exchange Commission, or the SEC, including Regulation G. These non-GAAP financial measures are calculated using GAAP amounts in the Company’s financial statements. These measures, detailed below, are provided in addition to, not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes thereto), included in the Company’s SEC filings and posted on its website.

Adjusted EBITDA Reconciliation

The Company defines “adjusted EBITDA” as earnings before interest, taxes, depreciation and amortization, or EBITDA, excluding non-cash gains (losses) on derivatives and gains (losses) on asset sales and including cash receipts from (payments on) off-market derivatives and restricted stock and deferred directors’ expense. The Company has included a presentation of adjusted EBITDA because it recognizes that certain investors consider this amount to be a useful means of measuring the Company’s ability to meet its debt service obligations and evaluating its financial performance. Adjusted EBITDA has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA for the quarters indicated:

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended	Three Months Ended
	Sept. 30, 2023	Sept. 30, 2022	Sept. 30, 2023	Sept. 30, 2022	June 30, 2023
Net Income (Loss)	$1,895,403	$9,158,468	$11,407,356	$13,727,023	$(41,291)
Plus:
Income tax expense
(benefit)	589,000	2,431,000	3,490,000	3,440,000	(166,000)
Interest expense	556,941	471,716	1,638,708	988,273	524,294
DD&A	2,022,709	1,550,410	6,123,031	5,694,358	2,210,332
Impairment expense	36,460	2,703	38,533	8,980	-
Less:
Non-cash gains (losses)
on derivatives	(940,592)	1,639,703	1,365,872	(6,850,017)	(865,935)
Gains (losses) on asset sales	243,041	3,558,611	4,671,254	6,544,575	10,230
Plus:
Cash receipts from (payments on)
off-market derivative contracts(1)	-	(1,057,197)	(373,745)	(4,834,703)	-
Restricted stock and deferred
director's expense	522,965	1,037,179	1,861,219	2,080,110	703,667
Adjusted EBITDA	$6,321,029	$8,395,965	$18,147,976	$21,409,483	$4,086,707

(1) The initial receipt of $8.8 million of cash from BP Energy Company, or BP, for entering into the off-market derivative contracts had no effect on the Company’s statement of operations and was considered cash flow from financing activities. A portion of subsequent settlements with BP had no effect on the Company’s statement of operations.

Debt to Adjusted EBITDA (TTM) Reconciliation

“Debt to adjusted EBITDA (TTM)” is defined as the ratio of long-term debt to adjusted EBITDA on a trailing 12-month (TTM) basis. The Company has included a presentation of debt to adjusted EBITDA (TTM) because it recognizes that certain investors consider such ratios to be a useful means of measuring the Company’s ability to meet its debt service obligations and for evaluating its financial performance. The debt to adjusted EBITDA (TTM) ratio has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of debt to adjusted EBITDA (TTM) may not be

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PHX Minerals Inc.

Reports Quarter ended Sept. 30, 2023 Results …cont.

comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA on a TTM basis and of the resulting debt to adjusted EBITDA (TTM) ratio:

	TTM Ended	TTM Ended
	Sept. 30, 2023	Sept. 30, 2022
Net Income (Loss)	$14,753,489	$20,409,272
Plus:
Income tax expense (benefit)	4,471,000	4,202,000
Interest expense	2,276,406	1,164,992
DD&A	7,925,145	7,278,118
Impairment expense	6,139,229	14,565
Less:
Non-cash gains (losses)
on derivatives	7,630,914	(2,299,518)
Gains (losses) on asset sales	5,605,461	4,423,648
Plus:
Cash receipts from (payments on)
off-market derivative contracts(1)	(1,277,206)	(7,522,794)
Restricted stock and deferred
director's expense	2,430,303	2,403,525
Adjusted EBITDA	$23,481,991	$25,825,548

Debt	$30,750,000	$28,300,000
Debt to Adjusted EBITDA (TTM)	1.31	1.10

(1) The initial receipt of $8.8 million of cash from BP for entering into the off-market derivative contracts had no effect on the Company’s statement of operations and was considered cash flow from financing activities. A portion of subsequent settlements with BP had no effect on the Company’s statement of operations.

Adjusted Pretax Net Income (Loss) Reconciliation

“Adjusted pretax net income (loss)” is defined as earnings before taxes and impairment expense, excluding non-cash gains (losses) on derivatives and gains (losses) on asset sales and including cash receipts from (payments on) off-market derivatives. The Company has included a presentation of adjusted pretax net income (loss) because it recognizes that certain investors consider this amount to be a useful means of measuring the Company’s ability to meet its debt service obligations and evaluating its financial performance. Adjusted pretax net income (loss) has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted pretax net income (loss) may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted pretax net income (loss) for the periods indicated:

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PHX Minerals Inc.

Reports Quarter ended Sept. 30, 2023 Results …cont.

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended	Three Months Ended
	Sept. 30, 2023	Sept. 30, 2022	Sept. 30, 2023	Sept. 30, 2022	June 30, 2023
Net Income (Loss)	$1,895,403	$9,158,468	$11,407,356	$13,727,023	$(41,291)
Plus:
Income tax expense (benefit)	589,000	2,431,000	3,490,000	3,440,000	(166,000)
Impairment expense	36,460	2,703	38,533	8,980	-
Less:
Non-cash gains (losses)
on derivatives	(940,592)	1,639,703	1,365,872	(6,850,017)	(865,935)
Gains (losses) on asset sales	243,041	3,558,611	4,671,254	6,544,575	10,230
Plus:
Cash receipts from (payments on)
off-market derivative contracts(1)	-	(1,057,197)	(373,745)	(4,834,703)	-
Adjusted Pretax Net Income (Loss)	$3,218,414	$5,336,660	$8,525,018	$12,646,742	$648,414

Weighted average shares outstanding
Basic	35,983,116	35,573,813	35,961,570	34,833,427	35,965,281
Diluted	36,656,272	35,916,878	36,670,494	35,204,241	35,965,281

Adjusted Pretax Net Income (Loss)
per basic share	$0.09	$0.15	$0.24	$0.36	$0.02
Adjusted Pretax Net Income (Loss)
per diluted share	$0.09	$0.15	$0.23	$0.36	$0.02

(1) The initial receipt of $8.8 million of cash from BP for entering into the off-market derivative contracts had no effect on the Company’s statement of operations and was considered cash flow from financing activities. A portion of subsequent settlements with BP had no effect on the Company’s statement of operations.

PHX Minerals Inc. (NYSE: PHX) Fort Worth-based, PHX Minerals Inc. is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in its core focus areas. PHX owns mineral acreage principally located in Oklahoma, Texas, Louisiana, North Dakota and Arkansas. Additional information on the Company can be found at www.phxmin.com.

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PHX Minerals Inc.

Reports Quarter ended Sept. 30, 2023 Results …cont.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “plans,” “estimates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect PHX’s current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: the Company’s operational outlook; the Company’s ability to execute its business strategies; the volatility of realized natural gas and oil prices; the level of production on the Company’s properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; the Company’s ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; title defects in the properties in which the Company invests; and other economic, competitive, governmental, regulatory or technical factors affecting properties, operations or prices. Although the Company believes expectations reflected in these and other forward-looking statements are reasonable, the Company can give no assurance such expectations will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:

Rob Fink / Stephen Lee

FNK IR

646.809.4048

PHX@fnkir.com

Corporate Contact:

405.948.1560

inquiry@phxmin.com

*****END*****